UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 28, 2012, Saba Software, Inc. (the “Company”) entered into a third letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to which Wells Fargo extended to July 31, 2012 the time for the Company’s delivery to Wells Fargo of its financial statements and Form 10-Q for its fiscal quarter ended February 29, 2012 (the “Third Quarter 10-Q”) under the Credit Agreement between the Company and Wells Fargo dated as of June 27, 2011. A copy of the third letter agreement is attached hereto as Exhibit 10.1.

As previously reported in a current report on Form 8-K filed by the Company on April 9, 2012, the Company has delayed the filing of the Third Quarter 10-Q.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 11, 2012, the Company received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) due to the Company’s delay in filing the Third Quarter 10-Q. In response, the Company submitted a plan to NASDAQ to regain compliance with the NASDAQ continued listing requirements. Following its review of the plan, NASDAQ granted the Company an exception to enable the Company to regain compliance with the listing requirements. The exception is subject to the condition that the Company file the Third Quarter 10-Q no later than October 8, 2012. NASDAQ has advised the Company that a failure to file the Third Quarter 10-Q within the extension period granted will result in a notice of delisting of the Company’s common stock.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As described further in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference, the Audit Committee of the Board of Directors of the Company has substantially completed the accounting review voluntarily initiated by the Audit Committee.

The Board of Directors has adopted the Committee’s findings, and has directed management to conduct additional work to evaluate the potential impact of the findings on the Company’s accounting and revenue recognition. Management of the Company has not reached a conclusion on whether a restatement of prior period financial statements will be required.

After consultation with management of the Company, and based in part on the findings of the Audit Committee, the Board has determined on June 28, 2012 that the Company’s financial statements on Form 10-K for the fiscal year ended May 31, 2011 filed with the SEC on August 5, 2011 and the related audit opinion and opinion on internal control over financial reporting both dated August 5, 2011 included therein, and the financial statements on Form 10-Q for the quarter ended August 31, 2011 filed with the SEC on October 6, 2011 and the financial statements on Form 10-Q for the quarter ended November 30, 2011 filed with the SEC on January 6, 2012, should no longer be relied upon pending completion of the Company’s work on the impact of the Audit Committee findings.

Company management and the Audit Committee of the Board of Directors of the Company have discussed the foregoing matters with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on June 29, 2012 disclosing among other items the results of the accounting review voluntarily initiated by the Audit Committee of the Company’s Board of Directors. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Third Letter Agreement, between the Company and Wells Fargo Bank, National Association dated June 28, 2012.

99.1	Press Release dated June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: June 29, 2012	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary